Exhibit 99.1

ICU Medical, Inc. to Acquire
Hospira’s Critical Care Product Line

ICU Expects Acquisition to be Accretive to 2009 Earnings
Hospira to Focus Future Growth and Innovation in Streamlined Product Line

SAN CLEMENTE, Calif., and LAKE FOREST, Ill.—July 09, 2009—ICU Medical, Inc., (Nasdaq: ICUI), a leading low-cost manufacturer of safe medical connectors, custom medical products and critical care devices, announced today that it has entered into a definitive purchase agreement to acquire the commercial rights and physical assets of Hospira, Inc.’s (NYSE: HSP) critical care product line for approximately $35 million in cash. The acquisition is expected to close during the third quarter of 2009.

“This acquisition creates a long-term growth opportunity for ICU Medical and positions us to improve gross margins and earnings by controlling all aspects of the critical care product line,” said Dr. George Lopez, Chairman and President of ICU Medical.  “We have been manufacturing the majority of Hospira’s critical care offerings for over four years and Hospira continues to be a very important partner for our company. Hospira’s recent internal initiatives have created a good opportunity for us to acquire this business. This transaction will enable us to completely control worldwide commercial responsibility for the critical care products including sales, marketing, customer contracting and distribution.”

“This agreement advances Hospira's Project Fuel optimization efforts to simplify our product line,” said Christopher B. Begley, Chairman and Chief Executive Officer of Hospira. “It will enable an even greater focus on Hospira's core strategic areas of specialty injectable pharmaceuticals (SIP) and medication management systems (MMS), driving innovation and growth in these key businesses. The strong partnership between Hospira and ICU Medical, combined with ICU Medical's strength in the critical care market, will also make this transition a smooth one for customers, and will facilitate continued availability and future investment in these important critical care products.”

In 2005, Hospira and ICU Medical entered into a strategic manufacturing, commercialization and development agreement for Hospira’s critical care product line. As part of this previous agreement, ICU Medical also purchased Hospira's Salt Lake City facility where the majority of Hospira's critical care products are produced. Upon completion of the acquisition announced today, ICU Medical will gain complete control of Hospira's critical care product line and acquire the commercial rights to the products. To help facilitate the transition process for Hospira’s customers and employees, the two companies are entering into transitional services agreements for up to 18 months.

Dr. Lopez added, “We will continue to deliver the critical care products to the existing customer base and we believe we are in a good position to increase overall market penetration of these products by leveraging our existing customers as well as strategic partnerships.  We believe our leading low-cost manufacturing combined with our expanding sales team positions us to profitably increase our market share in critical care.”

Scott Lamb, ICU Medical's Chief Financial Officer, said, “Our strong cash flow and balance sheet enable us to increase our product offerings and further expand our geographic footprint both organically and through strategic acquisitions.  This acquisition is a natural progression for our company in the critical care market and we are very pleased with the long-term opportunities it provides.”

ICU Medical ended the first quarter with a very strong balance sheet. As of March 31, 2009, cash, cash equivalents and investment securities totaled $141.9 million, it had no long-term debt, and working capital was $170.1 million. Additionally, ICU Medical achieved operating cash flow of $19.8 million for the first quarter of 2009.
ICU Medical Fiscal Year 2009 Guidance
ICU Medical expects this acquisition to be accretive to its earnings in 2009.  It will update full year 2009 revenue and earnings guidance on its second-quarter earnings call, currently scheduled for the third week of July, 2009.

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) is a leader in the development, manufacture and sale of proprietary, disposable medical connection systems for use in vascular therapy applications. ICU Medical’s devices are designed to protect patients from catheter related bloodstream infections and healthcare workers from exposure to infectious diseases through accidental needle sticks or hazardous drugs. It is also a leader in the production of custom I.V. systems and incorporates proprietary products into many of those custom I.V. systems. For more information, visit www.icumed.com.

About Hospira
Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has more than 14,000 employees. Learn more at www.hospira.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” “could,” “would,” “estimate,” “continue,” “build,” “expand” or the negative thereof or comparable terminology, and may include (without limitation) information regarding ICU Medical’s or Hospira’s expectations, market penetration, goals or intentions regarding the future, including, but not limited to, ICU Medical’s expectation that the acquisition will be accretive to its earnings in 2009; the creation of long-term growth opportunities for ICU Medical and its positioning for improvements to its gross margins and earnings; ICU Medical’s ability to control worldwide commercial responsibility for its critical care products; the belief that the strong partnership between ICU Medical and Hospira and ICU Medical’s strength in the critical care market will make the transition smooth for customers and will facilitate continued availability and future investment in critical care products; ICU Medical’s continued delivery of critical care products and positioning to increase its overall market penetration; the profitable increase of ICU Medical’s market share in critical care; the expectation that the acquisition will close in the third quarter of 2009. These forward-looking statements are based on current expectations, estimates, forecasts and projections and assumptions believed to be reasonable by the management of the party making such statements, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: growing or declining demand for our products; investments in strategic growth; continued growth; third-party regulations or approvals; increased competition; unforeseen litigation or outcomes of litigation and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties described in ICU Medical’s and Hospira’s respective filings with the Securities and Exchange Commission, including the respective Annual Reports on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and other current and periodic reports filed with or furnished to the Securities and Exchange Commission from time to time. Forward-looking statements contained in this press release are made only as of the date hereof, and ICU Medical and Hospira undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Contacts:

ICU Medical Media and Financial Community ICU Medical, Inc. Scott Lamb, Chief Financial Officer (949) 366-2183	Hospira Media Tareta Adams (224) 212-2535
ICR, Inc. John Mills, Senior Managing Director (310) 954-1100	Financial Community Karen King (224) 212-2711